                                                                     Exhibit 3.1


The Companies Act 1985 to 1989

Public Company Limited by Shares

Company Number:  2863682




                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION






                         PEPTIDE THERAPEUTICS GROUP plc


                       Incorporated the 19th October 1993

THE COMPANIES ACTS 1985 TO 1989

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

PEPTIDE THERAPEUTICS GROUP plc



*1.  The Company's name is "Peptide Therapeutics Group plc".

2.   The Company is to be a public company.

3.   The Company's registered office is to be situated in England and Wales.

4.   The Company's objects are:

     (i)(A) to act or carry on business as a holding company and to control and co-ordinate the administration and operation of any new companies from time to time directly or indirectly controlled by the Company.

        (B) to carry on the business of providing, promoting, developing and researching technology and development in all subjects relating to bio-technology and life sciences and to undertake the use and applications of technology in any way, in any country and for all purposes including manufacturing, industrial, importing, exporting and licensing and generally to carry on any agency, brokering, consulting and advising businesses or activities.

     (ii) Without prejudice to the generality of the foregoing to carry on the following businesses:

            (a) to purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property

            (b) to apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire;

(1)  ----------------------

* The company was incorporated as a private company limited by shares with the name Dutybonus Company Limited and was re-registered as a public company with the name Peptide Therapeutics plc on 10th May 1994. The name of the Company was changed to Peptide Therapeutics Group plc on 20th July 1994.

            (c) to acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received;

            (d) to improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licenses, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company;

            (e) to invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold otherwise deal with any investments made;

            (f) to lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or in the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid);

            (g) to borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it;

            (h) to draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

            (i) To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

            (j) To enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

            (k) To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

            (l) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

            (m) To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

            (n) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

            (o) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

            (p) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

            (q) To distribute among the Members of the Company in kind any property of the Company of whatever nature.

            (r) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

            (s) To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any Director, officer or Auditor against any liability as is referred to in Section 310(1) of the Act; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

            (t) Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 151(2) of the Act.

            (u) To procure the Company to be registered or recognised in any part of the world.

            (v) To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

            (w) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's object or of any of the powers given to it by the Act or by this Clause.

            AND so that:

(1) None of the provisions set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provisions shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

(2) The word "Company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(3) In this Clause the expression "the Act" means the Companies Act 1985, but so that any reference in this Clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

5.     The liability of the Members is limited.

** 6. The Company's share capital is L2,320,000 divided into 2,320,000 shares of L1 each.


(1)  ------------------------

**   NOTES:

     (1) By an Ordinary Resolution passed on 3rd May 1994 the authorised share capital of the Company was increased from L1,000 to L1,700,000 by the creation of 1,699,000 ordinary shares of L1 each.

     (2) By an Ordinary Resolution passed on 26th May 1994 the authorised share capital of the Company was increased from L1,700,000 to L2,000,000 by the creation of 300,000 ordinary shares of L1 each.

     (3) By an Ordinary Resolution passed on 15th December 1994 the authorised share capital of the Company was increased from L2,000,000 to L2,320,000 by the creation of 320,000 ordinary shares of L1 each.

     (4) By a Special Resolution passed on 3rd November 1995 and which became effective on the admission of the whole of the ordinary share capital of the Company to listing on the official list of the London Stock Exchange each ordinary share of L1 each in the capital of the Company was subdivided into 10 ordinary shares of 10p each and the authorised share capital of the Company was increased from L2,320,000 to L4,320,000 by the creation of 20 million further ordinary shares of 10p each.

         We, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

----------------------------------------------------------------------------------------------------------------
         Number of shares taken
         Names and Addresses of Subscribers                                 by each Subscriber
----------------------------------------------------------------------------------------------------------------
1.       Instant Companies Limited                                                  One
         2 Baches Street
         London N1 6UB
2.       Swift Incorporations Limited                                               One
         2 Baches Street
         London N1 6UB
                                                                             -----------------

         Total shares taken                                                        Two
----------------------------------------------------------------------------------------------------------------


Dated this 1st day of July, 1993.

Witness to the above Signature:            Mark Anderson
                                           2 Baches Street
                                           London
                                           N1 6UB

                        THE COMPANIES ACTS 1985 and 1989



                           ---------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                          ----------------------------



                                       NEW

                             ARTICLES OF ASSOCIATION

                                       of

                         PEPTIDE THERAPEUTICS GROUP plc



                    Incorporated the 19th day of October 1993
             Registered as a public company the 10th day of May 1994
              New articles of association adopted 3rd November 1995

                                    CONTENTS


                                                                          PAGE

PRELIMINARY

1.   Exclusion of Table A
2.   Definitions

SHARE CAPITAL

3.   Share Capital

VARIATION OF RIGHTS

4.   Sanction required for variation
5.   Actions constituting a variation of rights

SHARES

6.   Further issues
7.   Unissued shares
8.   Redeemable shares
9.   Payment of commission
10.  Trusts not recognised

SHARE CERTIFICATES

11.  Right to share certificate
12.  Execution of share certificates
13.  Replacement of share certificates

LIEN ON SHARES

14.  Company's lien on shares not fully paid
15.  Enforcing lien by sale
16.  Giving effect to a sale
17.  Application of proceeds of sale

CALLS ON SHARES

18.  Calls
19.  When call made
20.  Liability of joint holders
21.  Interest due on non-payment
22.  Sums payable treated as calls
23.  Power to differentiate
24.  Payment of calls in advance

FORFEITURE AND SURRENDER OF SHARES

25.  Notice if call not paid
26.  Forfeiture on non-compliance with notice
27.  Disposal of forfeited shares
28.  Effect of forfeiture
29.  Statutory declaration as to forfeiture

TRANSFER OF SHARES

30.  Form of transfer
31.  Refusal of registration of partly-paid share
32.  Other rights to refuse registration
33.  Notice of refusal
34.  Suspension of registration
35.  No fee for registration
36.  Retention of transfers
37.  Renunciation deemed to be a transfer

TRANSMISSION OF SHARES

38.  Transmission on death
39.  Election of person entitled by transmission
40.  Rights of person entitled by transmission

UNTRACEABLE SHAREHOLDERS

41.  Untraceable shareholders

DISCLOSURE OF INTERESTS

42.  Disclosure of interests

ALTERATION OF SHARE CAPITAL

43.  Increase, consolidation, sub-division and cancellation
44.  Fractions arising on consolidation
45.  Reduction of capital

PURCHASE OF OWN SHARES

46.  Purchase of own shares

GENERAL MEETINGS

47.  Annual general meetings
48.  Calling of general meetings

NOTICE OF GENERAL MEETINGS

49.  Length of notice
50.  Contents of notice
51.  Omission or non-receipt of notice

PROCEEDINGS AT GENERAL MEETINGS

52.  Special business
53.  Quorum
54.  Procedure if quorum not present
55.  Chairman
56.  Directors' right to attend and speak
57.  Adjournment
58.  Amendments to resolutions
59.  Method of voting and demand for a poll
60.  Declaration by chairman
61.  Withdrawal of demand for a poll
62.  Method of taking a poll
63.  Casting vote
64.  When poll to be taken
65.  Notice of a poll
66.  Written resolution

VOTES OF MEMBERS

67.  Votes of members
68.  Joint holders
69.  Votes on behalf of incapable members
70.  No right to attend or vote where sums overdue
71.  Objections to voters

PROXIES

72.  Appointment of proxy
73.  Form of proxy
74.  Delivery of proxies
75.  Determination of proxy's authority

REPRESENTATIVES OF CORPORATIONS

76.  Representatives of corporations

CLASS MEETINGS

77.  Class meetings

NUMBER OF DIRECTORS

78.  Number of directors

APPOINTMENT AND RETIREMENT OF DIRECTORS

79.  Number to retire by rotation
80.  Identity of directors to retire
81.  Deemed reappointment of retiring director
82.  Age of directors
83.  Persons eligible as directors
84.  Power of the company to appoint directors
85.  Power of the board to appoint directors

DISQUALIFICATION AND REMOVAL OF DIRECTORS

86.  Power of removal by special resolution
87.  Vacation of office

ALTERNATE DIRECTORS

88.  Appointment of alternate directors
89.  Termination of appointment
90.  Effect of appointment
91.  Expenses and remuneration
92.  Alternate director to be an officer
93.  Method of appointment and removal
94.  Appointee acting in more than one capacity

POWERS OF DIRECTORS

95.  General powers of the company vested in the board
96.  Local Board
97.  Appointment of attorneys and agents

DELEGATION OF DIRECTORS' POWERS

98.  Delegation of directors' powers

BORROWING POWERS

99.  Borrowing powers

EXECUTIVE DIRECTORS

100.  Appointment to executive offices
101.  Exemption from retirement by rotation
102.  Executive office not linked to directorship
103.  Emoluments of executive directors
104.  Delegation to executive directors

ASSOCIATE DIRECTORS

105.  Associate directors

REMUNERATION OF DIRECTORS

106.  Directors' fees
107.  Extra remuneration

DIRECTORS' EXPENSES

108.  Directors' expenses

DIRECTORS' GRATUITIES AND PENSIONS

109.  Directors' gratuities and pensions

DIRECTORS' INTERESTS

110.  Interests to be disclosed
111.  Permitted interests
112.  Director may act in a professional capacity
113.  Voting on matters where a director is interested
114.  Quorum when a director is not entitled to vote
115.  Proposals may be considered separately
116.  Chairman to decide whether a director may vote

PROCEEDINGS OF THE BOARD

117.  Notice of board meetings
118.  Voting at board meetings
119.  Quorum
120.  Participation in meetings by telephone
121.  Number of directors below quorum
122.  Chairman
123.  Resolution in writing
124.  Validity of acts

SECRETARY

125.  Secretary

MINUTES

126.  Minutes

THE SEAL

127.  Use of seal
128.  Official seal

DIVIDENDS

129.  Declaration of dividends by the company
130.  Calculation of dividends
131.  Board may pay interim and fixed dividends
132.  Amounts due on shares may be deducted
133.  No interest on dividends
134.  Record dates
135.  Payment to persons entitled by transmission
136.  Payment procedure
137.  Uncashed dividends
138.  Dividends other than in cash
139.  Scrip dividends
140.  Joint holders

ACCOUNTS

141.  Members have no right to inspect records
142.  Delivery of accounts

CAPITALISATION OF PROFITS

143.  Capitalisation of profits

NOTICES

144.  Notices to be in writing
145.  Method of service
146.  Members with overseas addresses
147.  Member present deemed to have received notice
148.  Service of notice on person entitled by transmission
149.  Untraced member not entitled to notices
150.  When notice deemed served
151.  Notice when post not available

AUTHENTICATION OF DOCUMENTS

152.  Authentication of documents

DESTRUCTION OF DOCUMENTS

153.  Destruction of documents

WINDING UP

154.  Winding up

INDEMNITY

155.  Indemnity

                        THE COMPANIES ACTS 1985 and 1989

                           ---------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                          ----------------------------



                                       NEW

                             ARTICLES OF ASSOCIATION

                                       of

                         PEPTIDE THERAPEUTICS GROUP plc

           (adopted by Special Resolution passed on 3rd November 1995)

                           ---------------------------

                                   PRELIMINARY

1 No regulations for management of a company set out in any schedule to, or subordinate legislation made under, any statute concerning companies shall apply to the Company, but these Articles alone shall be the Articles of Association of the Company.

2 In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column:



WORDS                    MEANINGS

the Act                  the Companies Act 1985

the Acts the Act, the Companies Act 1989 and all other statutes, orders, regulations or other subordinate legislation for the time being in force concerning companies so far as they apply to the Company

Alternate Director       an alternate director appointed in accordance with
                         Article 88

these Articles           these Articles of Association as from time to time
                         altered

the Auditors             the auditors for the time being of the Company
the Board                the Directorsor any of them acting as the Board of
                         Directors of the Company

calendar                 year year from 1st January to 31st December inclusive

clear days               in relation to the period of a notice means that period
                         excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

connected with           in relation to a Director has the meaning given by
                         section 346 of the Act

the Directors            the directors for the time being of the Company

dividend                 dividend or bonus


Executive Director       a Director holding any office or employment or
                         providing any services as referred to in Article 100

the Group                the Company and all Subsidiary Undertakings for the
                         time being

the holder               in relation to shares means the member whose name is
                         entered in the Register as the holder of the shares

the London Stock         The International Stock Exchange of the United Kingdom
Exchange                 and the Republic of Ireland Limited or any successor to
                         its functions

member                   a member of the Company

the Office               the registered office of the Company

paid                     paid or credited as paid

the                      Register the register of members of the Company

the                      Seal the common seal of the Company

the Secretary            the secretary of the Company or any other person
                         appointed by the Board to perform the duties of the secretary of the Company including a joint, assistant or deputy secretary

Subsidiary Undertaking   a subsidiary undertaking of the Company

the Transfer Office      the place where the Register is for the time being
                         situated

the United Kingdom       Great Britain and Northern Ireland

in writing               written, or produced by any legible and non-transitory
                         visible substitute for writing, or partly one and
                         partly another
year                     any period of 12 consecutive months

Words denoting the masculine gender shall include the feminine and neuter genders; words denoting the singular number shall include the plural number and vice versa; words denoting persons shall include corporations.

Save as aforesaid any words or expressions defined in the Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

All references in these Articles to the Act, to any section or provision of the Act or to any other statute or statutory provision shall be deemed to include a reference to any statutory re-enactment or modification thereof for the time being in force.

                                  SHARE CAPITAL

3 *The share capital of the Company is L2,320,000 divided into 2,320,000 ordinary shares of L1 each.

                               VARIATION OF RIGHTS

4 Subject to the Acts, whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of such holders (but not otherwise).

5 The special rights conferred upon the holders of any shares or class of shares shall, unless otherwise provided by these Articles or the terms of issue of the shares concerned, be deemed to be varied by a reduction of capital paid up on those shares but shall be deemed not to be varied by the creation or issue of further shares ranking pari passu with them or subsequent to them. No consent or sanction of the holders of ordinary shares shall be required under Article 4 to any variation or abrogation effected by a resolution on which only the holders of ordinary shares are entitled to vote.

                                     SHARES

6 Subject to the provisions of the Acts and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company my by ordinary resolution determine, or in the absence of such determination, or so far as any such resolution does not make specific provision, as the Board may determine.

7 Subject to the provisions of the Acts and to any resolution of the Company in general meeting, all unissued shares of the Company shall be at the disposal of the Board which


(1)  ------------------------
* By a Special Resolution passed on 3rd November 1995 and which became effective on the admission of the whole of the ordinary share capital of the Company to listing on the Official List of the London Stock Exchange each ordinary share of L1 each in the capital of the Company was sub-divided into 10 ordinary shares of 10p each and the authorised share capital of the Company was increased from L2,320,000 to L4,320,000 by the creation of 20 million further ordinary shares of 10p each.

       may allot, grant options over or otherwise dispose of them to such persons, on such terms and at such times as it may think fit.

8 Subject to the provisions of the Acts, shares may be issued which are to be redeemed or are liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by or in accordance with these Articles.

9 In addition to all other powers of paying commissions the Company may exercise the powers of paying commissions conferred by the Acts. Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

10 Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound to recognise any interest in any share except an absolute right to the entirety of the share in the holder.

                               SHARE CERTIFICATES

11 Every member, upon becoming the holder of any shares (other than a person who is not entitled to a certificate under the Acts) shall be entitled, without payment, to receive within five business days after allotment or lodgement of a transfer to them of those shares one certificate for all the shares of each class held by him and, upon transferring a part of the shares comprised in a certificate, a certificate for the balance of such shares. Shares of different classes may not be included in the same certificate. The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

12 Share certificates of the Company (other than letters of allotment, scrip certificates and other like documents) shall, unless the Board by resolution otherwise determines, either generally or in any particular case or cases, be issued under the Seal or under any official seal kept by the Company by virtue of section 40 of the Act. Whether or not share certificates are issued under a seal, the Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any certificates for shares, stock or debenture or loan stock (except where the trust deed constituting any stock or debenture or loan stock provides to the contrary) or representing any other form of security of the Company need not be autographic but may be applied to the certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any person. Every share certificate shall specify the number and class of the shares to which it relates and the amount paid up on such shares.

13 If a share certificate is worn out, defaced, stolen or destroyed, it may be renewed without payment of any fee but on such terms (if any) as to evidence and indemnity with or without security and otherwise as the Board requires and, in the case of a worn out or defaced certificate, on delivery up of that certificate. In the case of loss, theft or destruction, the person to whom the new certificate is issued may be required to pay to the Company any exceptional out of pocket expenses incidental to the investigation of evidence of loss, theft or destruction and the preparation of the requisite form of indemnity.

                                 LIEN ON SHARES

14 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to any amount payable in respect of it and to any share or security issued in right of it.

15 The Company may sell in such manner as the Board determines any shares on which the Company has a lien if the sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, demanding payment and stating that if the notice is not complied with the shares may be sold.

16 To give effect to a sale the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The purchaser shall not be bound to see to the application of the purchase moneys, and the title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale.

17 The net proceeds of the sale, after payment of the costs of sale, shall be applied in or towards payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

18 Subject to the terms of allotment, the Board may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to at least fourteen clear days' notice having been given specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable jointly and severally with the successors in title to his shares for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

19 A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

20 The joint holders of a share shall be jointly and severally liable to pay all calls in respect of that share.

21 If a call remains unpaid after it has become due and payable the person from whom the sum is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate, but the Board may waive payment of the interest wholly or in part.

22 An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

23 Subject to the terms of allotment, the Board may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

24 The Board may, if it thinks fit, receive from any member willing to advance it, all or any part of the moneys uncalled and unpaid upon any shares held by him, and may pay upon all or any of the moneys so advanced (until the same would but for such advance become presently payable) interest at the appropriate rate or at such other rate as may be agreed between the Board and such member, subject to any directions of the Company in general meeting.

                       FORFEITURE AND SURRENDER OF SHARES

25 If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

26 If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture. The Board may accept upon such terms and conditions as may be agreed a surrender of any share liable to be forfeited and, subject to such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

27 Subject to the provisions of the Acts, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board thinks fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Board may authorise some person to execute an instrument of transfer of the share to that person.

28 A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate from the date of forfeiture until payment but the Board may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

29 A statutory declaration by a Director or the Secretary that a share has been forfeited or sold to satisfy a lien of the Company on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings relating to the forfeiture, sale or disposal of the share.

                               TRANSFER OF SHARES

30 The instrument of transfer of a share may be in any usual form or in any other form which the Board may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it.

31 The Board may refuse in its absolute discretion to register the transfer of a share which is not fully paid but shall not be bound to specify the grounds upon which such registration is refused provided that such refusal does not prevent dealings taking place on an open and proper basis.

32 The Board may also refuse to register a transfer unless the instrument of transfer is:

       (1) duly stamped or duly certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty, is lodged at the Transfer Office or at such other place as the Board may appoint and (save in the case of a transfer by a person to whom no certificate was issued in respect of the shares in question) accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do;

       (2)  in respect of only one class of shares; and

       (3)  in favour of not more than four transferees.

33 If the Board refuses to register a transfer, it shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

34 Subject to the provisions of the Acts, the registration of transfers of shares or of transfers of any class of shares may be suspended and the Register closed at such times and for such periods (not excluding thirty days in any calendar year) as the Board may determine.

35 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share or for making any entry in the Register affecting the title to any share.

36 The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

37 For all purposes of these Articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the Board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

                             TRANSMISSION OF SHARES

38 If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing contained in these Articles shall release the estate of a deceased member from any liability in respect of any share which had been held (whether solely or jointly) by him.

39 A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as the Board may properly require and subject as hereinafter provided, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the provisions of these Articles relating to the transfer and the registration of transfers of shares (including any right to refuse to register any instrument of transfer) shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the entitlement had not occurred.

40 Subject to any other provisions of these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of or to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                            UNTRACEABLE SHAREHOLDERS

41    (1)  The Company shall be entitled to sell at the best price reasonably obtainable any shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:

           (a) for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled to the shares at his address on the Register or (if different) the last known address given by the member or the person so entitled to which cheques and warrants are to be sent has been paid and no communication has been received by the Company from the member or the person so entitled (in his capacity as member or person entitled) and in such period of twelve years at least three dividends (whether interim or final) have become payable on the shares and no such dividend has been claimed; and

           (b) the Company has at the expiration of the said period of twelve years by advertisement in both a national newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (1)(a) of this Article is located given notice of its intention to sell such shares; and

           (c) during the period of three months following the publication of the said advertisements the Company has received no communication in respect of such share from such member or person entitled; and

           (d) notice has been given in writing to the London Stock Exchange of its intention to make such sale.

           If at any time during or after the said period of twelve years further shares have been issued in right of those held at the commencement of that period or of any issued in right during that period and, since the date of issue, the requirements of paragraphs
           (1)(a) to (d) of this Article have been satisfied in respect of such further shares, the Company may also sell the further shares.

      (2) To give effect to a sale the Board may authorise some person to execute an instrument of transfer of the shares to be sold. The purchaser shall not be bound to see to the application of the purchase moneys and the title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled to the shares for an amount equal to the net proceeds, which shall be a debt of the Company, and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created and no interest shall be payable in respect of the debt, and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments for the benefit of the Company as the Board may from time to time determine.

                             DISCLOSURE OF INTERESTS

42    (1)  For the purposes of this Article, unless the context otherwise requires:

           (a) "disclosure notice" means a notice issued by or on behalf of the Company requiring disclosure of interests in shares pursuant to section 212 of the Act;

           (b) "specified shares" means all or, as the case may be, some of the shares specified in a disclosure notice;

           (c) "restrictions" means one or more, as the case may be, of the restriction referred to in paragraph (3) of this Article;

           (d) "restriction notice" means a notice issued by or on behalf of the Company stating, or substantially to the effect, that (until such time as the Board determines otherwise pursuant to paragraph (4) of this Article) the specified shares referred to therein shall be subject to one or more of the restrictions stated therein;

           (e) "restricted shares" means all or, as the case may be, some of the specified shares referred to in a restriction notice;

           (f) a person other than a member holding a share shall be treated as appearing to be interested in that share if:

                 (i) the member has informed the Company, whether under any statutory provision relating to disclosure of interests or otherwise, that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the disclosure notice is issued, so interested; or

                 (ii) the Board (after taking account of any information obtained from the member or, pursuant to a disclosure notice, from any other person) knows or has reasonable cause to believe that the person is, or may be, or has been at any time during the three years immediately preceding the date upon which the disclosure notice is issued, so interested; or

                 (iii) in response to a disclosure notice, the member or any other person appearing to be so interested has failed to establish the identities of all those who are so interested and (after taking into account the response and any other relevant information) the Company has reasonable cause to believe that such person is or may be so interested;

            (g) "connected" shall have the meaning given to it in section 839 of the Income and Corporation Taxes Act 1988;

            (h)  "interested" shall be construed as it is for the purpose of section 212 of the Act;

            (i) "recognised investment exchange" shall have the same meaning as in the Financial Services Act 1986; and

            (j) for the purposes of paragraphs (2)(b) and (4) of this Article the Company shall not be treated as having received the information required by the disclosure notice in accordance with the terms of such disclosure notice in circumstances where the Board knows or has reasonable cause to believe that the information provided is false or materially incorrect.

      (2)   Notwithstanding anything in these Articles to the contrary, if:

            (a) a disclosure notice has been served on a member or any other person appearing to be interested in the specified shares; and

            (b) the Company has not received (in accordance with the terms of such disclosure notice) the information required therein in respect of any of the specified shares within fourteen days after the service of such disclosure notice;

            then the Board may (subject to paragraph (7) below)) determine that the member holding the specified shares shall, upon the issue of a restriction notice referring to those specified shares in respect of which information has not been received, be subject to the restrictions referred to in such restriction notice, and upon the issue of such restriction notice such member shall be so subject. As soon as practicable after the issue of a restriction notice the Company shall serve a copy of the notice on the member holding the specified shares.

     (3) The restrictions which the Board may determine shall apply to restricted shares pursuant to this Article shall be one or more, as determined by the Board, of the following:

            (a) that the member holding the restricted shares shall not be entitled, in respect of the restricted shares, to attend or be counted in the quorum or vote either personally or by proxy at any general meeting or at any separate meeting of the holders of any class of shares or upon any poll or to exercise any other right or privilege in relation to any general meeting or any meeting of the holders of any class of shares;

            (b) that no transfer of the restricted shares shall be effective or shall be registered by the Company;

            (c) that no dividend (or other moneys payable) shall be paid in respect of the restricted shares and that, in circumstances where an offer of the right to elect to receive shares instead of cash in respect of any dividend is or has been made, any election made thereunder in respect of such specified shares shall not be effective.

     (4) The Board may determine that one or more of the restrictions imposed on restricted shares shall cease to apply at any time. If the Company receives in accordance with the terms of the relevant disclosure notice the information required therein in respect of the restricted shares all restrictions imposed on the restricted shares shall cease to apply seven days after receipt of the information. In addition, in the event that the Company receives an executed instrument of transfer in respect of all or any restricted shares, which would otherwise be given effect to, pursuant to a sale:

            (a)  on a recognised investment exchange; or

            (b) on any stock exchange outside the United Kingdom on which the Company's shares are normally dealt; or

            (c) on the acceptance of a takeover offer (as defined in section 428 of the Act) for the shares of the class of which such restricted shares form part to a party not connected with the member holding such restricted shares or with any other person appearing to be interested in such restricted shares, then all the restrictions imposed on such restricted shares shall cease to apply with effect from the date on which any such transfer as aforesaid is received by the Company for registration provided always that if, within ten days after such receipt, the Board decides that it has reasonable cause to believe that the change in the registered holder of such restricted shares would not be as a result of an arm's length sale resulting in a material change in the beneficial interests in such restricted shares, the restrictions imposed on the restricted shares shall continue to apply.

     (5) Where the Board makes a decision pursuant to the proviso to paragraph (4) above, the Company shall notify the purported transferee of such decision as soon as practicable and any person may make representations in writing to the Board concerning any such decision. The Company shall not be liable to any person as a result of having imposed restrictions or deciding that such restrictions shall continue to apply if the Board acted in good faith.

     (6) Where dividends or other moneys are not paid as a result of restrictions having been imposed on restricted shares, such dividends or other moneys shall accrue and, upon the relevant restriction ceasing to apply, shall be payable (without interest) to the person who would have been entitled had the restriction not been imposed.

     (7) Where the aggregate number of shares of the same class as the specified shares in which any person appearing to be interested in the restricted shares (together with persons connected with him) appears to be interested represents less than 0.25 per cent. (in nominal value) of the shares of that class in issue at the time of service of the disclosure notice in respect of such specified shares only the restriction referred to in sub-paragraph (3)(a) of this Article may be determined by the Board to apply.

     (8) Shares issued in right of restricted shares shall on issue become subject to the same restrictions whilst held by that member as the restricted shares in right of which they are issued. For this purpose, shares which the Company offers or procures to be offered to shareholders pro rata (or pro rata ignoring fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with offering shares outside the United Kingdom) shall be treated as shares issued in right of restricted shares.

     (9) The Board shall at all times have the right, at its discretion, to suspend, in whole or in part, any restriction notice given pursuant to this Article either permanently or for any given period and to pay to a trustee any dividend payable in respect of any restricted shares or in respect of any shares issued in right of restricted shares. Notice of any suspension, specifying the sanctions suspended and the period of suspension, shall be given to the relevant holder in writing within seven days after any decision to implement such a suspension.

     (10) The limitations on the powers of the Board to impose and retain restrictions under this Article are without prejudice to the Company's power to apply to the court pursuant to the acts to apply these or any other restrictions on any conditions.

                           ALTERATION OF SHARE CAPITAL

43   The Company may by ordinary resolution:

     (1) increase its share capital by new shares of such amount as the resolution prescribes;

     (2) consolidate and divided all or any of its share capital into shares of larger amount than its existing shares;

     (3) subject to the provisions of the Acts, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or deferred rights or be subject to any restrictions as compared with the others;

     (4) cancel or reduce the nominal value of shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled or the amount of the reduction.

44 Upon any consolidation of shares into shares of larger amount the Board may settle any difficulty which may arise with regard to such consolidation and in particular may, as between the holders of shares so consolidated, determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one member being consolidated with shares registered in the name of another member the Board may make such arrangements for the allotment, acceptance and/or sale of shares representing fractional entitlements to the consolidated share or for the sale of the consolidated share and may sell the fractions or the consolidated share either upon the market or otherwise to such person at such time and at such price as it may think fit. For the purposes of giving effect to any such sale the Board may authorise some person to execute an instrument of transfer of the shares or fractions sold to, or in accordance with the directions of, the purchaser. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to such shares be affected by any irregularity in or invalidity of the proceedings relating to the sale. The Board shall distribute the net proceeds of sale among such members rateably in accordance with their rights and interests in the consolidated share or the fractions provided that the Board shall have power when making such arrangements to determine that no member shall be entitled to receive such net proceeds of sale unless his entitlement exceeds such amount as the Board shall determine (not exceeding L3 per holding) and if the Board exercises such power the net proceeds of sale not distributed to members as a result shall belong absolutely to the Company.

45 Subject to the provisions of the Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account or other undistributable reserve in any way.

                             PURCHASE OF OWN SHARES

46 Subject to the provisions of the Acts, the Company may purchase its own shares (including any redeemable shares) and any shares to be so purchased may (subject to any resolution of the Company in general meeting) be selected by the Board in any manner.

                                GENERAL MEETINGS

47 All general meetings other than annual general meetings shall be called extraordinary general meetings.

48 The Board may call general meetings and, on the requisition of members pursuant to the provisions of the Acts, shall forthwith convene an extraordinary general meeting. If there are not sufficient Directors capable of acting to call a general meeting, any Director may call a general meeting. If there is no Director able to act, any two members may call a general meeting for the purpose of appointing Directors.

                           NOTICE OF GENERAL MEETINGS

49 Unless consent to short notice is obtained in accordance with the provisions of the Acts, an annual general meeting or an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one clear days' notice. All other extraordinary general meetings shall be called by at least fourteen clear days' notice. Subject to the provisions of these Articles and to any restrictions imposed on any shares, every notice of meeting shall be given to all the members, all other persons who are at the date of the notice entitled to received notices from the Company and to the Directors and auditors.

50 Every notice of meeting shall specify the place, the day and the time of the meeting and, in the case of special business (within the meaning of Article 52), the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such. Every notice calling a meeting for the passing of an extraordinary or special resolution shall specify the intention to propose the resolution as an extraordinary or special resolution (as the case may be) and the terms of the resolution. Every notice of meeting shall state with reasonable prominence that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and (on a poll) vote instead of him and that a proxy need not be a member.

51 The accidental omission to give notice of a meeting, or to send a form of proxy with a notice as required by these Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by such a person, shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

52 All business shall be deemed special that is transacted at an extraordinary general meeting, and all business that is transacted at an annual general meeting shall also be deemed special with the exception of:

     (1) the laying and consideration of the reports of the Directors and Auditors, the annual accounts and any other documents required to accompany or to be annexed to them;

     (2)    the sanction and declaration of dividends;

     (3) the election and re-election of Directors to fill vacancies caused by Directors retiring by rotation or otherwise;

     (4) the appointment of auditors where special notice of such appointment is not required by the Act and the fixing or determination of the manner of fixing of their remuneration;

     (5) the giving, variation or renewal of any authority to the Board for the purpose of section 80 of the Act.

53 No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. The absence of a quorum shall not preclude the appointment of a chairman in accordance with the provisions of these Articles, which shall not be treated as part of the business of the meeting. Two members present in person or by proxy and entitled to vote upon the business to be transacted at the meeting shall be a quorum.

54 If such a quorum is not present within fifteen minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) from the time appointed for the meeting, the meeting, if convened on the requisition of or by members, shall be dissolved. In any other case it shall stand adjourned to the same place and time one week later, or to such day (not being more than twenty-eight days after the date appointed for the meeting) and to such time and place as the Board may determine. If the meeting is adjourned for 14 days or more, not less than five days' notice thereof shall be given by advertisement in one national newspaper, but no other notice shall be required. If at any such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting, the member present in person or by proxy and entitled to vote upon the business to be transacted at the meeting shall be a quorum.

55 The chairman (if any) of the Board or in his absence the deputy chairman (if any) shall preside as chairman at every general meeting of the Company. If there is no such chairman or deputy chairman present and willing to act as chairman at any meeting within five minutes after the time appointed for holding the meeting the Directors present shall choose one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman. If no Director is willing to act as chairman, or if no Director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose one of their number to be chairman of the meeting.

56 A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

57 The chairman of a meeting at which a quorum is present may, with the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place and if it appears to the chairman that it is likely to be impracticable to hold or continue the meeting, because the number of persons attending or wishing to attend cannot be conveniently accommodated in the place appointed for the meeting, or the unruly conduct of persons attending the meeting prevents or is likely to prevent the continuation of the business of the meeting, he may adjourn the meeting to another time and place without the consent of the meeting. No business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for thirty days or more (otherwise than due to the absence of a quorum) or without a time and place for the adjourned meeting being fixed, at least seven clear days' notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Otherwise it shall not be necessary to give any such notice.


58   (1)    No amendment or proposed amendment to any ordinary resolution shall be put to or voted upon by the members at any general meeting or adjourned general meeting unless the Company has received written notice of the amendment or proposed amendment and of the intention of the proposer to attend and propose it at least forty-eight hours before the time fixed for the general meeting. Notwithstanding that no such written notice shall have been given, the chairman, in his absolute discretion, may accept or propose at any general meeting or adjourned general meeting amendments of a minor or formal nature or to correct a manifest error or which he may in his absolute discretion consider fit for consideration at the meeting.

     (2) Subject to paragraph (1) of this Article, if an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     (3) In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may be considered or voted upon.

59 At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, or on the withdrawal of any other demand for a poll, a poll is demanded by:

     (1)    the chairman of the meeting; or

     (2) at least three members present in person or by proxy having the right to vote at the meeting; or

     (3) a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (4) a member or members present in person or by proxy holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right; or

     (5) any member present in person or by proxy in the case of a resolution to confer, vary, revoke or renew authority or approval for an off-market purchase by the Company of its own shares;

     and a demand by a person as proxy for a member shall be the same as a demand by the member.

60 Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

61 The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

62 A poll shall be taken as the chairman of the meeting directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

63 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the demand for the poll is made shall be entitled to a casting vote in addition to any other vote he may have.

64 A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll (other than on the election of a chairman of the meeting or on a question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question of which the poll has been demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

65 No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

66 A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.

                                 VOTE OF MEMBERS

67 Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

68 In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register in respect of the joint holding.

69 A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, and otherwise exercise all his rights as a member by his receiver or other person authorised in that behalf appointed by that court, and any such receiver or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote or act shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised or, in the case of a poll, at least forty-eight hours before the time appointed for the taking of the poll and in default the right to vote shall not be exercisable.

70 Unless the Board otherwise determines, no member shall attend or vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company or upon a poll, either in person or by proxy, in respect of any share held by him or exercise any other right or privilege conferred by membership in relation to any such meeting or poll unless all moneys presently payable by him in respect of that share have been paid.

71 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered, and every vote not disallowed at the meeting or poll shall be valid. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

                                     PROXIES

72 On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. No proxy shall in that capacity be entitled to speak at any general meeting, except to demand or join in a demand for a poll. A person appointed to act as a proxy need not be a member of the Company.

73 Proxy forms for use in respect of any general meeting shall be sent by the Company to all persons entitled to notice of and to attend and vote at that meeting. The instrument appointing a proxy shall be in writing executed by or on behalf of the appointor or, if the appointor is a corporation, under the hand of a duly authorised officer or attorney and shall be in any common form or in any other form which the Board shall approve. The instrument appointing a proxy shall be deemed (subject to any contrary direction contained in the instrument) to confer authority to demand or join in demanding a poll and to vote on a poll on any resolution or amendment of a resolution put to, or any other business which may properly come before the meeting for which it is given as the proxy thinks fit. The instrument appointing a proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If a member appoints more than one person to act as his proxy the instrument appointing each such proxy shall specify the shares held by the member in respect of which each such proxy is authorised to vote and no member may appoint more than one proxy (save in the alternative) to vote in respect of any one share held by that member.

74 The instrument appointing a proxy and (unless the Board otherwise decides) any authority under which it is executed or a copy of such authority certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other way approved by the Board shall:

     (1) be deposited at the Office or at such other place within the United Kingdom as may be specified in the notice of meeting or any proxy form or other document accompanying the same not less than forty-eight hours before the time for holding the meeting or adjourned meeting or the taking of the poll at which the person named in the instrument proposes to vote; or

     (2) in the case of a poll taken more than forty-eight hours after it is demanded, be deposited as aforesaid not less than forty-eight hours before the time appointed for the taking of the poll; or

     (3) where the poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to the Secretary or to any Director;

     and an instrument of proxy which is not delivered or deposited in a manner so permitted shall be invalid. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting or poll, the one which is last delivered (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other as regards that share; if the Company is unable to determine which was last delivered, none of them shall be treated as valid in respect of that share. No instrument of proxy shall be valid after the expiration of twelve months from the date stated in it as the date of its execution.

75 A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the Office or at such other place as is specified for the deposit of instruments of proxy not less than two hours before the time for holding the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

                         REPRESENTATIVES OF CORPORATIONS

76 Any corporation (which includes, without prejudice to the foregoing, any company, body corporate (not being a corporation sole), limited partnership or association of persons) which is a member of the Company may, by resolution of its directors or other governing body, authorise any person it thinks fit to act as its representative at any meeting of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company present in person and shall for the purposes of these Articles be regarded as a member present in person. Such representative may be required to produce a copy of such resolution certified by a proper officer of such corporation.

                                 CLASS MEETINGS

77 Unless otherwise provided by the terms of issue of any class of shares of the Company, all the provisions of these Articles relating to general meetings of the Company or to the proceedings at general meetings shall, mutatis mutandis, apply to every separate meeting of the holders of any class of shares of the Company, except that in the case of a meeting held in connection with the variation or abrogation of the rights attached to the shares of the class:

     (1) the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal amount of the issued shares of the class or, at any adjourned meeting of such holders, the holder or holders of shares of the class who are present in person or by proxy, whatever his or their holdings;

     (2) a poll may be demanded by any holder of shares of the class present in person or by proxy; and

     (3) the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.

                               NUMBER OF DIRECTORS

78 Unless otherwise determined by ordinary resolution of the Company, the number of Directors shall not be less than two, nor more than ten.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

79 At every annual general meeting any Directors who shall be bound to retire under these Articles (other than this Article) and one-third of the other Directors (other than any Directors exempt from retirement by rotation under these Articles) or, if their number exceeds but is not a multiple of three, the number nearest to (but not exceeding) one-third or, if their number is less than three, one such other Director, shall retire from office and shall be eligible for re-appointment, provided that no Director shall be required to retire by rotation earlier than the third annual general meeting after the meeting at which he was elected or last elected. A Director retiring at a meeting who is not reappointed shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting or of any adjournment thereof.

80 Subject to the provisions of the Acts, the Directors to retire by rotation shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the date of the notice convening the annual general meeting and no Director shall be required to retire by rotation or be relieved from retiring by rotation by reason of any change in the number or identity of the Directors after the date of the notice but before the close of the meeting.

81 If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

82 No Director shall vacate or be required to vacate his office as a Director on or by reason of his attaining or having attained the age of 70 or any other age, and any Director retiring or liable to retire under the provisions of these Articles and any person proposed to be appointed a Director shall be capable of being appointed or reappointed notwithstanding that he has attained the age of 70 or any other age and no special notice need be given of any resolution for the appointment or reappointment as a Director of a person who shall have attained the age of 70 or any other age. Section 293 of the Act shall not apply to the Company.

83 No person other than a Director retiring at the meeting shall be appointed or reappointed a Director at any general meeting unless:

     (1)    he is recommended by the Board; or

     (2) not less than seven nor more than twenty-one clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the Company of his intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company's register of directors together with notice executed by that person confirming his willingness to be appointed or reappointed.

84 Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director either fill a vacancy or as an additional Director.

85 The Board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors who are to retire by rotation at such meeting under these Articles. If not reappointed at such annual general meeting, he shall vacate office at its conclusion.

                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

86 In addition to any power of removal conferred by the Acts, the Company may by special resolution remove any Director before the expiration of his period of office and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his place. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company. Any person so appointed shall be treated, for the purpose of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or reappointed a Director.

87   The office of a Director shall be vacated if:

     (1) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     (2) he becomes incapable by reason of physical incapacity or mental disorder of discharging his duties as a Director and the Board resolves that his office be vacated; or

     (3) he is absent from meetings of the Board during a continuous period of six months without permission of the Board and his Alternate Director (if any) shall not during such period have attended in his stead, and the Board resolves that his office be vacated; or

     (4) he ceases t be a Director by virtue of any provision of the Acts, is removed from office or becomes prohibited by law from being a Director; or

     (5)    he resigns his office by notice to the Company; or

     (6) he is removed from office by notice in writing signed by all the other Directors.

                               ALTERNATE DIRECTORS

88 Any Director may appoint any other Director, or any other person approved by resolution of the Board and willing to act, to be an Alternate Director and may remove from office an Alternate Director so appointed by him.

89 The appointment of an Alternate Director shall automatically determine in any of the following events:

     (1)    if his appointor terminates the appointment;

     (2) on the happening of any event which, if he were a Director, would cause him to vacate the office of Director;

     (3)    if he resigns his appointment by notice to the Company;

     (4) if his appointor ceases for any reason to be a Director otherwise than by retiring and being reappointed or deemed to be reappointed at the meeting at which he retires;

     (5) if he is not a Director and the Board revokes its approval of him by resolution.

90 An Alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled at his appointor's request to receive notice of all meetings of the Board and of all meetings of committees of the Board of which he is appointor is a member, to attend and vote and (save as provided in these Articles) be counted in the quorum at any such meeting at which the

     Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

91 An Alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director and in respect of his office of Alternate Director may receive such remuneration from the Company as the Board may determine. An Alternate Director shall be entitled to be indemnified by the company to the same extent as if he were a Director.

92 An Alternate Director shall, during his appointment, be an officer of the Company and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

93 Any appointment or removal of an Alternate Director shall be in writing signed by the Director making or revoking the appointment or in any other manner approved by the Board and shall take effect (subject to any approval required by these Articles) upon receipt of such written appointment or removal at the Office or by the Secretary.

94 A Director or any other person may act as Alternate Director to represent more than one Director and an Alternate Director shall be entitled at meetings of the Board or any committee of the Board to one vote for every Director whom he represents in addition to his own vote (if any) as a Director.

                               POWERS OF DIRECTORS

95 Subject to the provisions of the Acts, the Memorandum of Association of the Company and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Board who may exercise all the powers of the Company. No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Board by these Articles and a duly convened meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

96 The Board may make such arrangements as the Board thinks fit for the management and transaction of the Company's affairs and may for that purpose appoint local boards, managers and agents and delegate to them any of the powers of the Board with power to sub-delegate.

97 The Board may from time to time, by power of attorney executed by the Company or otherwise, appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit. Any such power of attorney or other authority may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit and may also authorise any such attorney or agent to sub-delegate all or any of the powers, authorities and discretions vested in him.

                         DELEGATION OF DIRECTORS' POWERS

98 The Board may delegate any of its powers, authorities and discretions (including, without prejudice to the generality of the foregoing, all powers and discretions whose exercise involves or may involve agreement of the terms of service or termination of employment or appointment of or the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to any committee consisting of one or more Directors together with any other person or persons approved by the Board, with power to sub-delegate. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of the board so far as they are capable of applying. Insofar as any power, authority or discretion is delegated to a committee, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be read and construed as if it were a reference to the exercise of such power, authority or discretion by such committee. Every such committee shall have as a majority of its membership persons who are Directors and no resolution of any such committee shall be effective unless the majority of the persons present (in person or by their Alternate Directors) at the meeting at which it is passed are Directors.

                                BORROWING POWERS

99   (1)    The Board shall restrict the borrowings of the Company, and shall so far as possible by the exercise of the Company's voting rights in and other rights or powers of control over its Subsidiary
            Undertakings secure that they restrict their borrowings, so that the aggregate principal amount at any time outstanding in respect of money borrowed by the Group shall not without the previous sanction of an ordinary resolution of the Company exceed a sum equal to the greater of L30 million or two and one half times the adjusted share capital and reserves.

     (2)    For the purposes of this Article:

            (a) "adjusted share capital and reserves" means the aggregate of the amount paid up or credited as paid up on the allotted or issued share capital of the Company and the amount standing to the credit of each of the consolidated capital and revenue reserves (including any share premium account, capital redemption reserve, revaluation reserve and profit and loss account but net of any debit balance on profit and loss account) of the Group all as shown in the latest audited consolidated balance sheet of the Group but adjusted as may be necessary:

                 (i) to take account of any variation in the paid up share capital, share premium account or capital redemption reserve of the Company since the date of that balance sheet and so that for this purpose if any issue or proposed issue of shares by the Company for cash has been underwritten (whether unconditionally or not) then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription money shall to the extent so underwritten be deemed to have been paid up on the date when the issue was underwritten;

                 (ii) to take account in the case of Subsidiary Undertakings of the interests of participants outside the Group (if any) and any variation in the interest of the Company in any Subsidiary Undertaking between the date of the balance sheet and the date for which the calculation fails to be made; and

                 (iii) to take account of any other factor which the Directors or the Auditors consider relevant;

            (b)  "money borrowed" shall include:

                 (i) the nominal amount and any fixed or minimum premium payable on redemption or repayment of any debentures or loan capital issued by any member of the Group;

                 (ii) the nominal amount of any issued share capital and the principal amount of any money borrowed the redemption or repayment of which is guaranteed or secured or the subject of an indemnity by the Company or any Subsidiary Undertaking (together in each case with any fixed or minimum premium payable on final redemption or repayment) except so far as such money borrowed is otherwise taken into account as money borrowed by the Company or a Subsidiary Undertaking;

                 but the following shall be disregarded:

                 (iii) money borrowed by a member of the Group from another member of the Group, other than amounts to be taken into account under paragraph 2(b)(v) of this Article;

                 (iv) any money borrowed intended to be applied within four months of being borrowed in the repayment of any money previously borrowed pending its application for such purpose within such period; and

                 (v) that proportion of the total money borrowed by any partly-owned Subsidiary Undertaking which its issued equity share capital not for the time being beneficially owned directly or indirectly by the Company bears to the whole of its issued equity share capital but a like proportion of any borrowings from such partly-owned Subsidiary Undertaking by the Company or any other Subsidiary Undertaking shall fall to be treated as borrowings of the Company or such other Subsidiary Undertaking notwithstanding the same would not otherwise be taken into account.

            (3) For the purposes of calculating the amount of money borrowed under this Article there shall be credited (subject, in the case of any item held or deposited by a partly-owned Subsidiary Undertaking, to the exclusion of a proportion thereof equal to the proportion of the issued equity share capital of the partly-owned Subsidiary Undertaking which is not directly or indirectly attributable to the Company) against the gross amount of money borrowed the aggregate of:

            (a)  cash in hand of the Group;

            (b) the realisable value of certificates of deposit and securities of governments and companies owned by a member of the Group; and

            (c) cash deposits and the credit balance on each current account of the Group with banks in the United Kingdom or elsewhere if the remittance of the cash to the United Kingdom is not prohibited by any law, regulation, treaty or official directive; however, if the remittance of such cash is prohibited it shall nonetheless be deducted from amounts borrowed but only to the extent that it may be set-off against or act as security for such amounts.

     (4) No person dealing with the Company or any of its Subsidiary Undertakings shall by reason of the foregoing provisions be concerned to see or enquire whether this limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual.

     (5) A report by the Auditors stating what is in their opinion, based on their examination of the accounting records of the Group or such other evidence as they may think appropriate, the amount of the adjusted share capital and reserves or the amount of money borrowed or the effect that the limit imposed by this Article was not or will not be exceeded at any time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.

                               EXECUTIVE DIRECTORS

100 Subject to the provisions of the Acts, the Board may:

     (1) appoint one or more of its body to the office of managing director or chief executive or to any other executive office (except that of auditor) of the Company and may enter into an agreement or arrangement with any Director for his employment by the Company or any Subsidiary Undertaking or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Board determines and it may remunerate any such Director for his services as it thinks fit;

     (2) permit any person appointed to be a Director to continue in any other office or employment held by him with the Company or any Subsidiary Undertaking before he was so appointed.

101 A Director appointed to the office of managing director or chief executive (or if these offices are held by different Directors, whichever one of them the Board shall select) shall, while holding that office, be exempt from retirement by rotation and shall not be taken into account in determining the number of Directors to retire in each year, but shall (subject to the provisions of any contract between himself and the Company) be subject to the same provisions as to resignation and removal as the other Directors. Any appointment of a Director to the office of managing director or chief executive shall terminate if he ceases to be a Director but without prejudice to any claim for damages for breach of contract of service between the Director and the Company and he shall not (unless any agreement between him and the Company shall otherwise provide) cease to hold his office as Director by reason only of his ceasing to be managing director or chief executive. Any person who, on ceasing to hold the office of managing director or chief executive, remains in office as a Director shall, if he has been exempt from retirement by rotation during his period of appointment, retire from office at the next following annual general meeting and shall then be eligible for reappointment, but shall not be taken into account in determining the Directors to retire by rotation at such meeting under these Articles.

102 Save as provided in the foregoing Article, an Executive Director shall not be exempt from retirement by rotation, and (unless any agreement between him and the Company shall otherwise provide) he shall not cease to hold his office or employment with the Company by reason only of his ceasing to be a Director nor cease to be a Director if he ceases from any cause to hold the office or employment by virtue of which he is termed an Executive Director.

103 The emoluments and benefits of any Executive Director for his services as such shall be determined by the Board and may be of any description, and (without limiting the generality of the foregoing) may include membership of any scheme or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants or, apart from membership of any such scheme or fund, the payment of a pension or other benefits to him or his dependants on or after retirement or death.

104 The Board may delegate or entrust to and confer upon any Executive Director any of the powers, authorities and discretions exercisable by it (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit and either collaterally with or to the exclusion of its own powers and may from time to time revoke, withdraw or vary all or any part of such powers.

                               ASSOCIATE DIRECTORS

105 The Board may at any time and from time to time appoint any person to be an associate director having such title, including the word "director", as the Board may decide and may at any time remove any person so appointed. A person so appointed shall not be a Director of the Company and shall not be a member of the Board. Subject as aforesaid, the Board may define and limit the powers and duties of any associate director and may determine his remuneration which may be in addition to any other remuneration receivable by him from the Company or any Subsidiary Undertaking.

                            REMUNERATION OF DIRECTORS

106 The ordinary remuneration of the Directors (other than any Executive Directors appointed under these Articles) shall be such amount as the Directors shall from time to time determine provided that, unless otherwise approved by the Company in general meeting, the aggregate of the ordinary remuneration of such Directors shall not exceed L150,000 per year.
     The ordinary remuneration shall be divided among such Directors in such manner as the Directors may determine. A Director holding office for part only of a year shall be entitled to a proportionate part of a full year's remuneration.

107 Any Director who, by request of the Board, performs special services or goes or resides abroad for any purposes of the Company may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine.

                               DIRECTORS' EXPENSES

108 The Directors may be paid all travelling, hotel and other expenses as they may incur in connection with their attendance at meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the discharge of their duties.

                       DIRECTORS' GRATUITIES AND PENSIONS

109 The Board may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a Subsidiary Undertaking or a predecessor in business of the Company or of any Subsidiary Undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

                              DIRECTORS' INTERESTS

110 A Director who is in any way, whether directly or indirectly, interested in a transaction or arrangement with the Company shall, at a meeting of the Board, declare in accordance with the Acts the nature of his interest. For the purposes of this Article and Articles 111 and 113:

     (1) a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

     (2) an interest of which a Director has no knowledge shall not be treated as an interest of his; and

     (3) an interest of a person who is connected with a Director shall be treated as an interest of the Director.

111 Subject to the provisions of the Acts, and provided that he has disclosed to the Board the nature and extent of any interest of his in accordance with Article 110, a Director notwithstanding his office:

     (1) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

     (2) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

     (3) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

112 Any Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

113 Save as otherwise provided in these Articles, a Director shall not vote at a meeting of the Board or of a committee of the Board on any resolution concerning a matter in which he has, directly or indirectly, an interest in which is material (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, the Company) unless his interest or duty arises only because the case falls within one or more of the following paragraphs:

     (1) the resolution relates to the giving to him or a person connected with him of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or such a person at the request of or for the benefit of, the Company or any Subsidiary Undertaking;

     (2) the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any Subsidiary Undertaking for which the Director or a person connected with him has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security.

     (3) his interest arises by virtue of him or a person connected with him subscribing or agreeing to subscribe for any shares, debentures or other securities of the Company or any Subsidiary Undertaking or by virtue of him or a person connected with him being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the Company or any Subsidiary Undertaking for subscription, purchase or exchange;

     (4) the resolution relates in any way to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 198 to 211 of the Act) representing one per cent. or more of any class of the equity share capital of such company or of the voting rights available to the members of such company;

     (5) the resolution relates in any way to an arrangement for the benefit of the employees of the Company or any Subsidiary Undertaking which does not award him as such any privilege or advantage not generally awarded to the employees to whom such arrangement relates;

     (6) the resolution relates in any way to the purchase or maintenance for the Directors of insurance against any liability which by virtue of any rule of law would otherwise attach to all or any of them in respect of any negligence, default, breach of duty or breach of trust in relation to the Company.

114 A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

115 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or a body corporate in which the Company is interested the proposals may be divided and considered in relation to each Director separately and (provided he is not for another reason precluded from voting) each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

116 If a question arises at a meeting of the Board or of a committee of the Board as to the right of a Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, the question may (unless the Director concerned is the chairman of the meeting in which case he shall withdraw from the meeting and the Board shall elect a vice chairman to consider the question in place of the chairman), before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed and provided that any such question shall, for the purposes of disclosure of the interest in the accounts of the Company, be finally and conclusively decided by a majority of the Board (other than the Director concerned.).

                            PROCEEDINGS OF THE BOARD

117 Subject to the provisions of these Articles, the Board may regulate its proceedings as it thinks fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board. It shall not be necessary to give notice of a meeting of the Board to a Director who is absent from the United Kingdom, unless he has given notice to the Company of an address within the United Kingdom to which notice should be sent during his absence. A Director may waive notice of any meeting either prospectively or retrospectively.

118 Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

119 The quorum for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two. A person who holds office as an Alternate Director shall, if his appointor is not present, be counted in the quorum provided that a Director or Alternate Director who attends a meeting of the Board shall for the purposes of a quorum be counted as one person notwithstanding that he also attends such meeting as an Alternate Director or that he attends as an Alternate Director appointed by more than one Director.

120 Any Director or other person may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can her each other and any person participating in the meeting in this manner shall be deemed to be present in person at that meeting. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, at the place where the chairman of the meeting is at the time the meeting is held.

121 The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in the Board but, if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies in the Board or of calling a general meeting.

122 The Board may appoint one of its number to be the chairman of the Board and one or more deputy chairmen and may at any time remove them from office. Unless he is unwilling to do so, the chairman of the Board shall preside at every meeting of the Board at which he is present. But if there is no chairman of the Board or deputy chairman holding office, or if at any meeting neither the chairman of the Board nor a deputy chairman is present and willing to preside within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

123 A resolution in writing signed by all the Directors entitled to receive notice of a meeting of the Board (not being less than the number required to form a quorum of the Board) or all members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held and may consist of several documents in the like form each signed by one or more Directors; but a resolution signed by an Alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an Alternate Director, it need not be signed by the Alternate Director in that capacity.

124 All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director, Alternate Director or member of a committee shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment or continuance in office of any Director, Alternate Director or person acting as aforesaid, or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, Alternate Director or member of a committee and had been entitled to vote.

                                    SECRETARY

125 Subject to the provisions of the Acts, the Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit and any Secretary so appointed may be removed by the Board. Two or more persons may be appointed as joint secretaries and the Board may also appoint from time to time on such terms as it may think fit one or more temporary or assistant or deputy secretaries.

                                     MINUTES

126  The Board shall cause minutes to be made in books kept for the purpose:

     (1)    of all appointment of officers made by the Board; and

     (2) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the Board, and of committees of the Board, including the names of the Directors present at each such meeting.

     Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are approved, shall be sufficient evidence without any further proof of the facts stated in them.

                                    THE SEAL

127 If the Company has a Seal it shall only be used by the authority of the Board or of a committee of the Board authorised by the Board. The Board may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or by a second Director.

128 The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad, and such powers shall be vested in the Board.

                                    DIVIDENDS

129 Subject to the provisions of the Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board.

130 Except as otherwise provided by the rights attached to the shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid but (for the purposes of this Article only) no amount paid on a share in advance of calls shall be treated as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

131 Subject to the provisions of the Acts, the Board may pay interim dividends if it appears to the Board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes of shares, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The Board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Board acts in good faith the Directors shall not incur any liability to the holders of shares conferring preferred rights for any loss that they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

132 The Board may deduct from any dividend or other moneys payable on or in respect of a share to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company.

133 No dividend or other moneys payable in respect of a share shall bear interest as against the Company unless otherwise provided by the rights attached to the share. All unclaimed dividends may be retained by the Company or invested or made use of by the Company as the Board may think fit until they are claimed and so that the Company shall not be obliged to account for any interest or other income derived from them nor shall it be constituted a trustee in respect of them or be responsible for any loss thereby arising.

     Any interest or profits earned on unclaimed dividends invested or otherwise made use of shall belong to the Company. Any dividend which has remained unclaimed for twelve years from the date when it was declared or became due for payment shall be forfeited and cease to remain owing by the Company.

134 Any dividend or other moneys payable in respect of a share shall belong and be paid (subject to any lien of the Company) to those members whose names shall be on the Register at the date at which such dividend shall be declared or at the date on which such other moneys shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares.

135 The Board may pay the dividends or other moneys payable on shares in respect of which any person is entitled to be registered as holder by transmission to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

136 Any dividend or other moneys payable in cash in respect of a share may be paid by:

     (1) cheque or warrant sent by post to the address in the Register of the person entitled to the moneys or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder or otherwise by operation of law, to the address in the Register of that one of those persons who is first named in the Register in respect of the joint holding or to such person and to such address as the person or persons entitled to the moneys may in writing direct. Every such cheque or warrant shall be made payable to the person or persons entitled to the moneys or to such other person as the person or persons so entitled may in writing direct and shall be sent at the risk of the person or persons so entitled and payment of the cheque or warrant shall be a good discharge to the Company. Any such cheque or warrant may be crossed "account payee" although the Company shall not be obliged to do so;

     (2) inter-bank transfer to such account as the person or persons entitled to the moneys may in writing direct; or

     (3) such other method of payment as the person or persons entitled to the moneys may in writing agree to.

137 If on two consecutive occasions cheques or warrants in payment of dividends or other moneys payable in respect of any shares have been sent through the post in accordance with the provisions of the preceding Article but have been returned undelivered or left uncashed during the periods for which they are valid, the Company need not thereafter despatch further cheques or warrants in payment of dividends or other moneys payable on or in respect of the share in question until the member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Transfer Office a new address to be used for the purpose.

138 Any general meeting declaring a dividend may, upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets and in particular of fully paid shares or debentures of any other company, and the Board shall give effect to such directions. Where any difficulty arises in regard to the distribution, the Board may settle the same as it thinks expedient, and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and may vest any such specific assets in trustees, upon trust for the members entitled to the dividend, as may seem expedient to the Board.

139 The Board may, with the sanction of an ordinary resolution of the Company, offer the holders of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of such dividend or dividends as are specified by such resolution. The following provisions shall apply:

     (1) the resolution may specify a particular dividend, or may specify all or any dividends declared or paid within a specified period, but such period shall end not later than the beginning of the annual general meeting in the fifth year following that in which such resolution is passed;

     (2) the entitlement of each holder of shares to new shares shall be such that the Relevant Value of such new shares shall be as nearly as possible equal to (but not in excess of) the cash amount that such holders would otherwise have received by way of dividend. For this purpose "Relevant Value" shall be the average of the middle market quotations for such a share as derived from the London Stock Exchange Daily Official List on such five consecutive dealing days as the Directors shall determine provided that the first of such dealing days shall be on or after the day when the shares are first quoted "ex" the relevant dividend;

     (3) the basis of allotment shall be such that no member may receive a fraction of a share;

     (4) the Board, after determining the basis of allotment, shall notify the holders of shares in writing of the right of election offered to them and (except in the case of any holder from whom the Company has received written notice in such form as the Board may require which is effective for the purposes of the relevant dividend that such holder wishes to receive shares instead of cash in respect of all future dividends in respect of which the Board offers the holders of shares the right to elect to receive shares as aforesaid) shall send with, or following, such notification, forms of election and specify the procedure to be followed and place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective;

     (5) the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on shares in respect of which such election has been duly made (the "elected shares") and instead additional shares shall be allotted to the holders of the elected shares on the basis of allotment determined as provided above. For such purpose the Board shall capitalise out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine a sum equal to the aggregate nominal amount of the additional shares to be allotted on such basis and shall apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

     (6) the additional shares so allotted shall rank pari passu in all respects with the fully-paid shares of that class then in issue save only as regards participation in the relevant dividend;

     (7) the Board may on any occasion determine that rights of election shall only be made available subject to such exclusions, restrictions or other arrangements as it may in its absolute discretion deem necessary or desirable in order to comply with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory.

140 If several persons are entered in the Register as joint holders of any share or are jointly entitled to a share, any one of them may give receipts for any dividend or other moneys payable in respect of the share and the Board may deduct from the dividends or other moneys payable in respect of any share held jointly by several persons all sums of money (if any) presently payable to the Company from any one or more of the registered holders on account of calls or otherwise in relation to shares in the Company held in the joint names of all (but not some only) of such registered holders.

                                    ACCOUNTS

141 No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by the Acts or authorised by the Board or by ordinary resolution of the Company.

142  (1)    Save as provided in this Article, a copy of the annual accounts of the Company together with a copy of the Auditors' report and the Directors' report shall, not less than twenty-one days before the date of the general meeting at which copies of those documents are to be laid, be sent to every member and to every debenture holder of the Company and to every other person who is entitled to receive notices from the Company of general meetings and copies of each of these documents shall at the same time be forwarded to the secretary of the London Stock Exchange and to the secretary of any other stock exchange on which any part of the share or loan capital of the Company is for the time being listed.

     (2) Copies of the documents referred to in paragraph (1) of this Article need not be sent:

            (a) to a person who is not entitled to receive notices of general meetings and of whose address the Company is unaware; or

            (b) to more than one of the joint holders of shares or debentures in respect of those shares or debenture.

            Provided that any member or debenture holder to whom a copy of such documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

     (3) The Company may, in accordance with section 251 of the Act and any regulations made under it, send a summary financial statement to any of the persons otherwise entitled to be sent copies of the documents referred to in paragraph (1) of this Article instead of or in addition to these documents and, where it does so, the statement shall be delivered or sent by post to such person not less than


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

            twenty-one days before the general meeting at which copies of those documents are to be laid.

                            CAPITALISATION OF PROFITS

143  (1)    The Board may with the authority of an ordinary resolution of the
            Company:

            (a) subject as hereinafter provided, resolve to capitalise all or any part of the profits of the Company to which this Article applies;

            (b) appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either:

                 (i) in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively; or

                 (ii) in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions;

                 or partly in one way and partly in the other;

            (c) make such provision by the issue of fractional certificates or by payment in cash or otherwise as it determines in the case of shares or debentures otherwise becoming distributable under this Article in fractions; and

            (d) authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

     (2) The profits of the Company to which this Article applies shall be any undivided profits of the Company not required for paying fixed dividends on any preference shares or other shares issued on special conditions and shall be deemed to include:

            (a) any reserves arising from appreciation in capital assets or ascertained by valuation; and

            (b) any other amounts for the time being standing to any reserve or reserves including capital redemption reserve and share premium account;

            Provided that to the extent required by the Acts:

            (a) the Company shall not apply an unrealised profit in paying up debentures or any amounts unpaid on any of its issued shares; and

            (b) the only purpose to which sums standing to share premium account or capital redemption reserve shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed as aforesaid.

                                     NOTICES

144 Any notice or other document to be given pursuant to these Articles shall be in writing except that a notice calling a meeting of the Board need not be in writing.

145 The Company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his address in the Register or by leaving it at that address. In the case of joint holders of a share, all notices and other documents shall be given to the joint holder who name stands first in the Register in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

146 A member whose address in the Register is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the Company.

147 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company (and, where such person is one of the joint holders of a share, all the joint holders) shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

148 A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or other event giving rise to the transmission of the share by operation of law had not occurred. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been duly given to a person from whom he derives his title.

149 If the Company has suspended the despatch of cheques or warrants to any member or other person entitled thereto in accordance with the provisions of these Articles or, if on two consecutive occasions notices have been sent through the post to any member or other person entitled thereto at his registered address or address for service but have been returned undelivered, such member or other person entitled thereto shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company and supplied in writing to the Transfer Office a new registered address or address within the United Kingdom for the service of notices.

150 Any notice or other document if served by post shall be deemed to have been served on the day following that on which the envelope containing the same is posted (by whatever class of post). In proving such service it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted. Any notice or other document delivered to or left at a registered address or address for service or otherwise than by post shall be deemed to have been served on the day it is so delivered or left.

151 Without prejudice to the Article governing the accidental omission to give notice and to the presumption of service by post and the presumed date of service by post in the last preceding Article, if at any time, by reason of the suspension or curtailment of postal services within all or any part of the United Kingdom, the Company reasonably believes that a notice of a general meeting, if sent by post, is unlikely to be delivered within seven days of posting, the Company may at its sole discretion and either in addition to or in substitution for notice by post, convene a general meeting by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly served on all members and other persons entitled thereto on the day when the advertisement has appeared in at least one such newspaper. If in any such case notices have not been posted the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the delivery by post of notices to addresses throughout the United Kingdom again becomes practicable.

                           AUTHENTICATION OF DOCUMENTS

152 Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any document affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee of the Board, and any books, records, documents and accounts relating to the business of the Company and may certify copies thereof or extracts therefrom as true copies or extracts. Except in the case of manifest error a document which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company in good faith that the document is true and complete and in the case of a copy of a resolution or an extract from the minutes of the Board or any committee of the Board that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                            DESTRUCTION OF DOCUMENTS

153  (1)    It shall be presumed conclusively in favour of the Company that every entry on the Register purporting to have been made on the basis of an instrument of transfer or other document destroyed by the Company was duly and properly made and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, and that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document mentioned in paragraph (a) below so destroyed was a valid and effective document in accordance with the recorded particulars of it in the books and records of the Company and that every paid dividend warrant and cheque so destroyed was duly paid; provided always that:

            (a) six years shall have elapsed since the date of registration of the relevant instrument of transfer of shares and two years shall have elapsed since the date of recording of the relevant dividend mandate or notification of change of name or address and one year shall have elapsed since the recorded date of payment of the relevant dividend cheque or cancellation of the relevant cancelled share certificate; and

            (b) the Company is not shown to have destroyed a document in bad faith or with actual notice of any claim (regardless of the parties) to which the document might be relevant.

     (2) The Company shall be entitled to destroy any such document after the relevant period referred to in paragraph (1)(a) of this Article but nothing in these Articles shall be construed as imposing upon the Company any duty to retain any document for such period.

     (3) References in this Article to the destruction of any document include references to its disposal in any manner.

                                   WINDING UP

154 If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Acts, divide among the members in specific the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

                                    INDEMNITY

155 Subject to the provisions of the Acts but without prejudice to any indemnity to which he may otherwise be entitled, every Director, Alternate Director, Auditor, Secretary or other officer of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses, damages and liabilities incurred by him in or about the execution of his duties or the exercise of his powers or otherwise in relation thereto including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without any finding or admission of material breach of duty on his part or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.



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


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                        NAME AND ADDRESSES OF SUBSCRIBERS

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156  Instant Companies Limited
     2 Baches Street
     London
     N1 6UB

157  Swift Incorporations Limited
     2 Baches Street
     London
     N1 6UB

DATED this 1st day of July 1994

Witness to the above signatures:            Mark Anderson
                                            2 Baches Street
                                            London
                                            N1 6UB






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